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                                                                    EXHIBIT 10 i
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                               FINA RESTORATION
                                     PLAN
                          EFFECTIVE JANUARY 1, 1994




















                AMENDS AND RESTATES THE (NONQUALIFIED) EXCESS
                     BENEFIT PLAN OF AMERICAN PETROFINA,
                    INCORPORATED AND CERTAIN SUBSIDIARIES
               ADOPTED BY THE COMPANY EFFECTIVE JANUARY 1, 1977
                    RESTATEMENT EFFECTIVE JANUARY 1, 1994
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                             FINA RESTORATION PLAN


    1. Purpose. The purpose of the Fina Restoration Plan is to provide additional benefits for certain highly compensated employees who participate in the Fina Capital Accumulation Plan and the Fina Pension Plan. The Plan amends and completely restates the Excess Benefit Plan of American Petrofina, Incorporated and Certain Subsidiaries adopted by the Company effective January 1, 1977.

    2.   Definitions. The following definitions are used throughout the Plan.

         (a) "Board of Directors" means the Board of Directors of the Company.

         (b) "CAP" means the Fina Capital Accumulation Plan, as amended from time to time, which is a defined contribution plan established by the Company that is intended to qualify under Section 401(a) of the Code and to satisfy the requirements of a qualified cash or deferred arrangement under Section 401(k) of the Code.

         (c) "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

         (d) "Committee" means the Retirement Committee of the Company.

         (e) "Company" means Fina, Inc., a Delaware corporation.

         (f) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         (g) "Participant" means an employee who is eligible to receive benefits under the Plan. The term "Participant" will include the beneficiary of a deceased Participant, unless the context clearly requires a different interpretation.

         (h) "Participating Employer" means the Company and any subsidiary or other affiliate of the Company that participates in CAP or the Pension Plan.

         (i) "Pension Plan" means the Fina Pension Plan, as amended from time to time, which is a defined benefit pension plan that is sponsored by the Company and is intended to qualify under Section 401(a) of the Code.





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         (j) "Plan" means the Fina Restoration Plan as set forth herein and as amended from time to time.

         (k) "Plan Year" means the calendar year.

         (l) "Restoration CAP Benefit" means the benefit described in Section 4(a).

         (m) "Restoration Pension Benefit" means the benefit described in
Section 4(b).

         (n) "Restoration Plan Account" means the account established for a Participant under Section 5.

    3. Eligibility. An employee of a Participating Employer will be a Participant if he has elected to participate in CAP and is subject to the limitation on compensation under Code Section 401(a)(17) or he is a participant in the Pension Plan and is subject to the limitation on compensation under Code
Section 401(a)(17) or the limitation on benefits under Code Section 415.

    4.   Restoration Benefits.

         (a) Restoration CAP Benefit. A Participant's Restoration CAP Benefit for any Plan Year will be the difference, if any, between (i) and (ii) below, where:

             (i) is the amount of employer matching contributions and forfeitures that would be contributed and/or allocated to the Participant's accounts under CAP on the basis of the Participant's rate of before-tax or after-tax contributions to CAP determined without regard to the maximum dollar limitation on compensation under Code Section 401(a)(17) but taking into account all other applicable limitations on contributions and allocations under CAP; and

             (ii) is the amount of employer matching contributions and forfeitures actually allocated to the Participant's CAP accounts for the Plan Year and not forfeited or distributed to the Participant pursuant to Code Section 401(m)(6) or 4979(f).

         (b) Restoration Pension Benefit. A Participant's Restoration Pension Benefit will be an annual benefit equal to the difference, if any, between (i) and (ii) below, where:

             (i) is the annual benefit that would be payable to the Participant under the Pension Plan beginning on his benefit commencement date if such benefit were determined





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    without regard to the maximum dollar limitation on compensation under Code
    Section 401(a)(17) or the maximum benefit limitation under Code Section 415 but taking into account all other applicable benefit limitations under the Pension Plan; and

             (ii) is the annual benefit payable to the Participant under the Pension Plan beginning on his benefit commencement date after applying the limitations of Code Sections 401(a)(17) and 415 and all other applicable benefit limitations under the Pension Plan.

    5. Restoration Plan Accounts. The amount of a Participant's Restoration CAP Benefit for any Plan Year will be credited as of a date or dates selected by the Committee, but not later than the last day of the Plan Year, to an account established for the Participant under the Plan. Amounts credited to the Participant's Restoration Plan Account will be deemed to be invested on the date on which the credit is made in whole and fractional shares of Class A common stock of the Company.

    6.   Vesting. Subject to the rights of general creditors as set forth in
Section 10 and the right of the Company to discontinue the Plan as provided in
Section 13, a Participant will be vested in his Restoration CAP Benefit to the same extent that he has a vested interest in his employer-provided benefit under CAP and will be vested in his Restoration Pension Benefit to the same extent that he has a vested interest in his employer-provided benefit under the Pension Plan, unless the Participant's employment with the Company or any subsidiary of the Company is terminated for Cause (as hereinafter defined). If a Participant is terminated for Cause, the Participant's Restoration CAP Benefit and his Restoration Pension Benefit will be forfeited and the Participant will not be entitled to any benefit under the Plan. For purposes of the Plan, "Cause" means any intentional act of fraud, embezzlement, or theft committed by a Participant in the course of the Participant's employment by a Participating Employer or any other intentional misconduct engaged in by the Participant which is materially injurious to the business, reputation or property of a Participating Employer.

    7.   Commencement of Benefits.

         (a) Restoration CAP Benefit. A Participant's vested interest in his Restoration CAP Benefit will be paid as soon as practicable following his termination of employment for any reason (including death) with all Participating Employers.

         (b) Restoration Pension Benefit. Payment of a Participant's vested interest in his Restoration Pension benefit will begin on the date that the Participant begins to receive





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payment of his pension benefit under the Pension Plan. If payment of the
Restoration Pension Benefit begins before the Participant's normal retirement age under the Pension Plan, the amount of his Restoration Pension Benefit will be determined by applying the same reduction factors that are applicable to his Pension Plan benefit.

    8.   Form of Benefits.

         (a) Restoration CAP Benefit. A Participant's vested Restoration CAP Benefit will be paid in cash, in a single lump sum distribution. The amount of his Restoration CAP Benefit will be determined by valuing the whole and fractional shares of Class A common stock of the Company credited to his Restoration Plan Account as of the valuation date under CAP immediately preceding the date of distribution.

         (b) Restoration Pension Benefit. A Participant's Restoration Pension Benefit will be paid in the same form as the normal form of the Participant's pension benefit under the Pension Plan; provided, however, that if the Participant elects to receive his Pension Plan benefit in an optional form, the Restoration plan Benefit will be paid in the same optional form and will be subject to the same reduction factors used under the Pension Plan to convert the Participant's normal form of pension benefit to the optional form. Notwithstanding the foregoing, the Participant may elect to receive his Restoration Pension Benefit in an actuarially equivalent lump sum payment, provided he makes such election at least six months prior to his benefit commencement date or at such other time as the Committee determines is appropriate. The value of such lump sum payment will be determined by using a discount rate equal to the published interest rates that would be used (as of the first day of the calendar quarter in which the distribution is made) by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on termination of a defined benefit pension plan and such other actuarial factors as are used in determining actuarial equivalence under the Pension Plan.

    9.   Death Benefits.

         (a) Restoration CAP Benefit. If a Participant who is entitled to receive a Restoration CAP Benefit dies before receiving such benefit, the amount of the Restoration Plan benefit will be paid to the person or persons (including his estate) who are recognized under CAP as the beneficiary of the Participant's CAP benefit.

         (b) Restoration Pension Benefit. Upon the death of a Participant who is receiving a Restoration Pension Benefit, the





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Restoration Pension Benefit will continue to be paid (if at all) in accordance with the form of payment elected by the Participant under Section 8(b). If a Participant who is entitled to receive a Restoration Pension Benefit dies before payment of such benefit begins, the Participant's Restoration Pension Benefit will be paid as a death benefit in the same manner, to the same extent and to the same beneficiary as the Participant's pension benefit is continued (if at all) under the Pension Plan.

    10. Funding of Benefits. (a) The Plan will be unfunded. All benefits payable to a Participant under the Plan will be paid from the general assets of the Participating Employers that employed the Participant, and nothing contained in the Plan will require the Participating Employers to set aside or hold in trust any funds for the benefit of a Participant, who will have the status of a general unsecured creditor with respect to the obligation of the Participating Employers to make payments under the Plan. Any funds of the Participating Employers available to pay benefits under the Plan will be subject to the claims of general creditors of the Participating Employers and may be used for any purpose by the Participating Employers.

         (b) If the benefits payable under the Plan to a Participant is attributable to periods of employment with more than one Participating Employer, the Committee may allocate liability for the payment of the benefit among the Participating Employers in any manner the Committee, in its sole discretion, determines to be appropriate.

         (c) Notwithstanding the provisions of Section 10(a), the Company may, at the direction, and in the absolute discretion, of the Committee, transfer to the trustee of one or more trusts established for the benefit of one or more Participants assets from which all or a portion of the benefits provided under the Plan will be satisfied, provided that such assets held in trust will at all times be subject to the claims of general unsecured creditors of the Participating Employers, and no Participant will at any time have a prior claim to such assets. To the extent that benefits under the Plan are paid from any such trust, the Participating Employers will be relieved of all liability for such benefits.

    11. Administration of the Plan. (a) The Committee will administer the Plan and will have the full authority and discretion to accomplish that purpose, including without limitation, the authority and discretion to (i) interpret the Plan and correct any defect, supply any omission or reconcile any inconsistency or ambiguity in the Plan in the manner and to the extent that the Committee deems desirable to carry the purpose of the Plan, (ii) resolve all questions relating to the eligibility of employees to become Participants, (iii) determine





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the amount of benefits payable to Participants and authorize and direct the
Company with respect to the payment of benefits under the Plan, (iv) make all other determinations and resolve all questions of fact necessary or advisable for the administration of the Plan, and (v) make, amend and rescind such rules as it deems necessary for the proper administration of the Plan. The Committee will keep a written record of its action and proceedings regarding the Plan and all dates, records and documents relating to its administration of the Plan.

         (b) Any action taken or determination made by the Committee will, except as otherwise provided in Section 12 below, be conclusive on all parties. No member of the Committee will vote on any matter relating specifically to such member. In the event that a majority of the members of the Committee will be specifically affected by any action proposed to be taken (as opposed to being affected in the same manner as each other Participant in the Plan), such action will be taken by the Board of Directors.

    12. Claims Procedure. (a) If a Participant does not receive the benefits which he believes he is entitled to receive under the Plan, he may file a claim for benefits with the Committee. All claims will be made in writing and will be signed by the claimant. If the claimant does not furnish sufficient information to determine the validity of the claim, the Committee will indicate to the claimant any additional information which is required.

         (b) Each claim will be approved or disapproved by the Committee within 90 days following the receipt of the information necessary to process the claim. In the event the Committee denies a claim for benefits in whole or in part, the Committee will notify the claimant in writing of the denial of the claim. Such notice by the Committee will also set forth, in a manner calculated to be understood by the claimant, the specific reason for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure as set forth below. If no action is taken by the Committee on a claim within 90 days, the claim will be deemed to be denied for purposes of the review procedure.

         (c) A claimant may appeal a denial of his claim by requesting a review of the decision by the Committee or a person designated by the Committee, which person will be a named fiduciary under Section 402(a)(2) of ERISA for purposes of this Section. An appeal must be submitted in writing within six months after the denial and must (i) request a review of the claim for benefits under the Plan, (ii) set forth all of the





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grounds upon which the claimant's request for review is based and any facts in support thereof, and (iii) set forth any issues or comments which the claimant deems pertinent to the appeal. The Committee or the named fiduciary designated by the Committee will make a full and fair review of each appeal and any written materials submitted in connection with the appeal. The Committee or the named fiduciary designated by the Committee will act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision will be rendered as soon as possible but not later than 120 days after the appeal is received. The claimant will be given the opportunity to review pertinent documents or materials upon submission of a written request to the Committee or named fiduciary, provided the Committee or named fiduciary finds the requested documents or materials are pertinent to the appeal. On the basis of its review, the Committee or named fiduciary will make an independent determination of the claimant's eligibility for benefits under the Plan. The decision of the Committee or named fiduciary on any claim for benefits will be final and conclusive upon all parties thereto. In the event the Committee or named fiduciary denies an appeal in whole or in part, it will give written notice of the decision to the claimant, which notice will set forth in a manner calculated to be understood by the claimant the specific reasons for such denial and which will make specific reference to the pertinent Plan provisions on which the decision was based.

    13. Miscellaneous. (a) Nothing in the Plan will confer upon a Participant the right to continue in the employ of the Participating Employers or will limit or restrict the right of the Participating Employers to terminate the employment of a Participant at any time with or without cause.

         (b) Except as otherwise provided in the Plan, no right or benefit under the Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge such right or benefit will be void. No such right or benefit will in any manner be liable for or subject to the debts, liabilities or torts of a Participant.

         (c) The Plan may be amended at any time by the Committee provided such amendment does not have the effect of increasing, directly or indirectly, the benefit of any Participant. The Plan may also be amended or terminated by the Board of Directors at any time. No action taken by the Committee or by the Board of Directors to amend or terminate the Plan will have the effect of decreasing a Participant's Plan benefit as of the date of such action.





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         (d) The Plan is intended to provide benefits for "management or highly compensated" employees within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Plan will terminate and no further benefits will accrue hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA, which is not so exempt. In addition, in the absolute discretion of the Committee, the benefit of each Participant accrued under the Plan on the date of termination will be paid immediately to such Participant in a single lump sum cash payment.

         (e) If any provision in the Plan is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions will nevertheless continue in full force and effect without being impaired or invalidated in any way.

         (f) THE PLAN WILL BE CONSTRUED AND GOVERNED IN ALL RESPECTS IN ACCORDANCE WITH APPLICABLE FEDERAL LAW AND, TO THE EXTENT NOT PREEMPTED BY SUCH FEDERAL LAW, IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.


    Executed at Dallas, Texas, this 5th day of December, 1993.


                                           FINA, INC.



                                           By /s/ CULLEN M. GODFREY
                                              Vice President





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